Exhibit 3.02
Appendix C
NetREIT, Inc.
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.
Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.
Section 2. ANNUAL MEETING. Regular meetings of the stockholders for the election of directors and the transaction of any other business that is proper for stockholder action under the charter of the Corporation, these bylaws and applicable law and as may properly come before the meeting shall be held once each calendar year (each such meeting an “annual meeting”). Annual meetings may only be called by the Board of Directors. The Board of Directors shall determine the date, time and place for any annual meeting, which place may be within or without the State of Maryland, or any adjournments or postponements thereof. Any annual meeting so called may be postponed by the Board of Directors prior to the meeting with notice to the stockholders entitled to vote at that meeting.
Section 3. SPECIAL MEETINGS. The chairman of the board, chief executive officer, president or the Board of Directors may call special meetings of the stockholders. Special meetings of stockholders may also be called by the secretary of the Corporation upon the written request of holders of shares constituting at least ten percent (10%) of the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. A special meeting may be called only for the purpose of transacting of such business that is proper for stockholder action under the charter of the Corporation, these bylaws and applicable law and as may properly come before such meeting. The secretary shall inform such requesting stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to receive notice of the meeting.

Section 4. NOTICE. Not less than ten (10) nor more than sixty (60) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any applicable statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.
Section 5. SCOPE OF NOTICE. Except for action on (i) a contract or transaction in which a director has a direct or indirect financial interest, (ii) an amendment to the charter, (iii) a reorganization of the Corporation, (iv) a voluntary dissolution of the Corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding shares of preferred stock, as to any of which such notice shall state the general nature of any proposed action, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.
Section 6. ORGANIZATION. At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.
Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast entitled to cast a majority of the votes entitled to be cast on a matter (without regard to class) shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than sixty (60) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. VOTING. Directors shall be elected (1) by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote thereon, or (2) in the case of directors elected by the holders of preferred stock voting separately as a class, by the affirmative vote of the holders of a majority of the shares of preferred stock outstanding and entitled to vote thereon, unless otherwise set forth in these bylaws or the Corporation’s charter.
Each outstanding share of the Corporation’s common stock entitles the holder thereof to one vote on all matters presented to the holders of common stock for a vote with the exception that the holders of common stock have cumulative voting rights with respect to the election of the Board of Directors as described in the following paragraph of this Section 8. The stockholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless otherwise set forth in these bylaws or the Corporation’s charter.
At a stockholders’ meeting at which directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the stockholder’s shares), unless the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of the stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized agent. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of the proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is revocable shall be governed by the provisions of Section 2-507 of the Maryland General Corporation Law (“MGCL”).

Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.
Section 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.
Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

Section 12. NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.
(a) ANNUAL MEETINGS OF STOCKHOLDERS.
(1) Except as otherwise provided for in the charter of the Corporation with respect to Series AA Preferred Directors, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).
(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 50 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation no later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote at the meeting may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Only holders of Series AA Preferred Stock shall be entitled to vote at a special meeting called for the purpose of electing one or more Series AA Preferred Directors, as provided in Section 6.4(i) of the charter of the Corporation. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.
(c) GENERAL.
(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 or, in the case of Series AA Preferred Directors, Section 6.4(i) of the charter of the Corporation, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or proposed business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.
(2) For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.
Section 14. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or to take that action at a meeting at which all the shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. All such consents shall be delivered to the Corporation by delivery to the secretary of the Corporation and shall be maintained among the corporate records. No written consent of any stockholder, or the stockholder’s proxy holders, or a transferee of the shares, or a personal representative of the stockholder or their respective proxy holders shall take effect unless written consents signed by a sufficient number of stockholders to take the proposed action are delivered to the secretary of the Corporation within sixty (60) days after the date on which the earliest consent is dated.
If the consents of all stockholders entitled to vote have not been solicited in writing and if the unanimous written consent of all stockholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article, the notice shall be given not later than ten (10) days after the effective date of such action to each holder of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.
ARTICLE III
DIRECTORS
Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
Section 2. NUMBER AND TENURE. The Corporation shall have eight (8) directors, which number may be increased or decreased from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, but the number of directors shall never be less than six (6) nor more than eleven (11), unless otherwise approved by the majority vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. No reduction in the number of directors by resolution of the Board of Directors shall have the effect of removing any director from office prior to the expiration of his or her term.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.
Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.
Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two (2) days prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these bylaws.
Section 6. QUORUM. A majority of the authorized directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.
The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Company’s charter, these bylaws or applicable statute.
Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.
Section 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 11. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of a bank, trust company, savings and loan association, or other institution with whom moneys or stock of the Corporation have been deposited.
Section 12. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.
Section 13. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.
Section 14. CERTAIN DUTIES OF THE DIRECTORS. The directors shall have a fiduciary duty to the Corporation and the stockholders to supervise the relationship between the Corporation and any Advisor. The Board of Directors, by a majority vote (including a majority vote of the Independent Directors), shall approve the form and content of any reports provided to the Corporation’s stockholders as required by these bylaws or the Corporation’s charter and shall take reasonable steps to insure that the requirements regarding such reports and the calling of the annual meeting of the stockholders, as provided for in Article II, Section 2 of these bylaws, are met. For purposes of these bylaws, the term “Advisor” shall mean a person or firm providing real estate investment advisory services to the Corporation on an ongoing basis. For purposes of these bylaws, the term “Independent Director” shall mean a director of the Corporation who is not affiliated, directly or indirectly, with an Advisor (other than in his capacity as a trustee or a director of another real estate investment entity being advised by an Advisor), whether by ownership of, ownership interest in, employment by, any business or professional relationship with or service as an officer or director of such Advisor or any of its Affiliates, and who performs no other services for the Corporation at the time his or her independence is being determined. A director, however, will not be considered independent if he or she is serving as a director for more than three real estate investment entities organized by or affiliated with an Advisor of the Corporation, or any director who is not an Independent Director. The term “Independent Director” shall also mean an individual who performs no other service for the Corporation, except service as a director. For purposes of these bylaws, the term “Affiliate” shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (iii) any officer, director, trustee, or general partner of such person, and (iv) if such person is an officer, director, trustee or general partner of another entity, then the entity for which that person acts in any capacity.

Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.
Section 16. INDEPENDENT DIRECTORS. A majority of the directors of the Corporation shall be Independent Directors.
ARTICLE IV
COMMITTEES
Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit and Review Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.
Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.
Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.
Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone, video conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.
Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a chairman of the board, a chief executive officer, a president, a secretary and a treasurer and may include a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors and the chief executive officer.
Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors and the chief executive officer.
Section 7. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.
Section 8. PRESIDENT. The president shall have the responsibilities and duties as set forth by the Board of Directors and the chief executive officer. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer.
Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.
Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.
Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.
If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.
Section 13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.
Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII
STOCK CERTIFICATES, RECORDS AND REPORTS
Section 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.
Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.
Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.
If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.
When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
Section 5. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Section 6. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 7. ANNUAL REPORT TO STOCKHOLDERS. The Board of Directors shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of each fiscal year. This report shall be sent at least fifteen (15) days before the annual meeting of stockholders to be held during the next fiscal year and in the manner specified in Article II, Section 4 of these bylaws. The annual report shall contain financial statements (balance sheet, statement of income, statement of changes of financial position) prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing the opinion of an independent certified public accountant or independent public accountant or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the Corporation’s books and records. The foregoing requirement of an annual report shall be waived so long as the shares of common stock of the Corporation are held by fewer than one hundred (100) holders of record.
ARTICLE VIII
ACCOUNTING YEAR
The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.
Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3. DISCLOSURE ON DISTRIBUTION. Any distribution of income or capital assets of the Corporation to holders of securities of the Corporation other than its promissory notes shall be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances shall accompany the distribution and the written statement disclosing the sources of the funds distributed shall be sent to such holders not later than sixty (60) days after the close of the year in which the distribution was made.

ARTICLE X
INVESTMENT POLICY
Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
WAIVER OF NOTICE
Whenever any notice is required to be given pursuant to the charter of the Corporation or these bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIII
AMENDMENT OF BYLAWS
Section 1. POWER OF DIRECTORS TO AMEND. The Board of Directors shall have the power to adopt, alter or repeal these bylaws not inconsistent with the Corporation’s charter or applicable law for the regulation and management of the affairs of the Corporation; provided, however, that the Board of Directors may adopt a bylaw or an amendment to a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors of the Corporation as provided in Article III, Section 2 of these bylaws; and, provided, further, that no amendment that would change any rights with respect to any outstanding class of common stock by reducing the amount payable thereon upon liquidation of the Corporation, or diminishing or eliminating any voting rights pertaining thereto, may be made unless also approved by sixty-six and two-thirds percent (66-2/3rds%) of the outstanding shares of such class.

Section 2. POWER OF STOCKHOLDERS TO AMEND. The holders of the Corporation’s common stock, at any annual meeting or at a special meeting called for the purpose, may adopt, alter or repeal the bylaws of the Corporation; provided, however, that the holders of the Series AA Preferred Stock shall have the right, pursuant to Section 6.4(i)(1) of the charter, to approve an amendment, alteration or repeal of any provision of these bylaws that affects adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series AA Preferred Stock. Any change to the bylaws made by the stockholders may not be altered in any manner by the directors prior to the next annual meeting of stockholders.
ARTICLE XIV
MARYLAND BUSINESS COMBINATION STATUTE
The Corporation elects to be governed by the provisions of Sections 3-601 through 3-604 of the MGCL (the “Maryland Business Combination Act”) as in effect on the date these bylaws are adopted (“Effective Date”). The Corporation elects not to be governed by any amendment to the Maryland Business Combination Act after the Effective Date unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, determines that such amendment shall apply to the Corporation. In the event that the Maryland Business Combination Act is repealed or, in the sole discretion of the Board of Directors, amended or substantially altered to the detriment of the Corporation, the Corporation shall continue to be governed by the provisions of the Maryland Business Combination Act in effect on the Effective Date, together with any amendments to the Maryland Business Combination Act that the Board of Directors has determined shall apply to the Corporation.